NORTHBROOK LIFE INSURANCE COMPANY
                         LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                        Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Senior Vice President, Secretary
and General Counsel

                        September 20, 2001


TO:                     NORTHBROOK LIFE INSURANCE COMPANY
                        NORTHBROOK, ILLINOIS 60062

FROM:                   MICHAEL J. VELOTTA
                        SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILES NOS. 333-35412 and 811-06116


     With reference to the above mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Northbrook Life Insurance Company ("the Company"), as depositor, and Northbrook Variable Annuity Account II, as registrant, with the Securities and Exchange Commission described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 20, 2001:

     1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

     2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

                             Sincerely,


                             -----------------------------
                             Michael J. Velotta
                             Senior Vice President, Secretary and
                             General Counsel